UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2007

Irvine Sensors Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-08402	33-0280334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 549-8211

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 19, 2007, Irvine Sensors Corporation (the “Company”) entered into a Loan Agreement (the “Loan Agreement”), a Secured Promissory Note (the “Promissory Note”) and an Omnibus Security Interest Acknowledgement (the “Acknowledgement”) with Longview Fund, L.P., one of its existing senior lenders that is an accredited institutional investor (the “Lender”), pursuant to which the Company closed a six-month $2.0 million non-convertible loan (the “Loan”). The proceeds from the Loan are expected to be used principally for general working capital purposes. Interest under the Promissory Note shall accrue at a rate of 12% per annum and shall be paid together with the unpaid principal amount when the Promissory Note matures on January 19, 2008. If the Company fails to pay the principal and accrued interest within ten days after the maturity date, it shall incur a late fee equal to 5% of such amounts.

At the election of the Company, on or prior to August 15, 2007, the Company may prepay all of the outstanding principal under the Promissory Note (an “Optional Redemption”) by paying to the Lender an amount equal to 120% of the principal amount of the Promissory Note, together with accrued but unpaid interest. The Company must provide written notice of such election to the Lender on or prior to August 8, 2007 in order to exercise this Optional Redemption. If the Company declines to prepay the Promissory Note pursuant to its terms, then the principal amount of the Promissory Note will automatically be increased by $100,000 and the Company must issue to the Lender 300,000 shares of the Company’s common stock (the “Continuation Shares”) (which Continuation Shares are in lieu of a $400,000 cash continuation fee for continuing the term of the Promissory Note beyond August 15, 2007) and a five-year Class B Common Stock Purchase Warrant (the “Class B Warrant”) to purchase up to an aggregate of 500,000 shares of the Company’s common stock at an exercise price equal to the lesser of (i) the closing bid price of the Company’s common stock for the trading day preceding the closing date but not less than $1.30 per share, or (ii) the average of the closing bid prices of the Company’s common stock for the five trading days preceding August 15, 2007, subject to adjustment for stock splits, stock dividends, recapitalizations and the like. The exercise price, but not the number of shares issuable, under the Class B Warrant also will be subject to adjustment in the event of certain dilutive issuances and the Lender will be granted, at the Lender’s election, registration rights, if any, granted in connection with such other dilutive issuance. The Class B Warrant also will contain a blocker that would prevent the Lender’s stock ownership at any given time from exceeding 4.99% of the Company’s outstanding common stock (which percentage may increase but never above 9.99%).

Payment of the principal amount of the Loan is subject to acceleration at the election of the Lender upon the occurrence of certain events of default based upon (i) a failure by the Company to pay principal, interest or other sums due under the Promissory Note or Loan Agreement when due, (ii) a material uncured failure by the Company to perform its material covenants under the Promissory Note or Loan Agreement, (iii) a breach of the Company’s material representations and warranties, (iv) an assignment by the Company for the benefit of creditors or the appointment of a receiver or trustee for the Company, (v) the entry of certain money judgments against the Company, (vi) insolvency or bankruptcy proceedings, (vii) certain defaults under certain third-party agreements, (viii) certain uncured defaults under agreements between the Company and/or its subsidiaries and the Lender, (ix) certain defaults under certain instruments evidencing or governing indebtedness for borrowed money, (x) payment on subordinated debt except for indebtedness with the Lender and/or Alpha Capital Anstalt (“Alpha”), and (xi) a non-timely delivery of the Class B Warrant or Continuation Shares. Upon the occurrence of an event of default, the Loan will bear interest at the rate of 18%.

Pursuant to the Acknowledgement, the Company’s obligations under the Loan, including obligations under the Promissory Note and Loan Agreement, are secured by a lien on all or substantially all of the Company’s assets, the assets of the Company’s subsidiaries, and the capital stock of the Company’s subsidiaries held by the Company, pursuant to already existing security agreements and guarantees dated December 30, 2005 and December 29, 2006 between the Company and its subsidiaries on the one hand and the Lender and Alpha on the other, and additionally pursuant to an Unconditional Guaranty between Optex and the Lender. Such security interests and guarantees are granted on a pari passu basis with the already existing senior security interests and guarantee rights held the Lender and Alpha.

In connection with the Loan, the Lender and Alpha have waived any rights of first offer or refusal, restriction rights, repurchase rights, blocking rights and antidilution rights under existing senior subordinated secured convertible notes dated December 30, 2005 (the “Convertible Notes”) and Class A warrants dated December 29, 2006 held by them with respect to the Promissory Note and, if and when issued, the Class B Warrant and Continuation Shares. In addition, although the Company’s failure to obtain the Lender’s and Alpha’s consent to the Company’s issuance on May 16, 2007 of a warrant to purchase up to 200,000 shares of common stock (the “Consent Default”) and the Company’s failure to register shares of the Company’s common stock issued or issuable to the Lender and Alpha constitute technical defaults under the Subscription Agreement and Registration Rights Agreement dated December 29, 2006 by and among the Company, the Lender and Alpha have waived such failures solely for purposes of accelerating or requiring repurchase of the obligations under any agreement or instrument between the Company and/or its subsidiaries and the Lender and/or Alpha, triggering default interest under any such agreement or instrument (but only with respect to the Consent Default), exercising remedies with respect to collateral (including without limitation account collections, settlements, adjustments or compromises, returned inventory, and inspection, audit and appraisal) securing the obligations under any such agreement or instrument, claiming a cross-default under any such agreement or instrument, tolling any restriction periods in any such agreement or instrument, preventing the payment of interest in shares of the Company’s common stock under any such agreement or instrument (but only with respect to a Consent Default), or preventing the Company’s ability to repurchase stock from former employees or directors of the Company under any such agreement or instrument. Notwithstanding the foregoing, the Company, the Lender and Alpha have agreed that (i) such waiver of the failure to register the shares of the Company’s common stock issued or issuable to the Lender and Alpha shall not constitute a waiver of any default interest or liquidated damages that may have accrued or will accrue with respect to such default; (ii) such waiver shall continue only so long as Tim Looney, TWL Group, L.P. or their Affiliates do not attempt to accelerate or collect any obligations owed to them by the Company or Optex; and (iii) subject to the foregoing, the deadline to register any such shares shall be extended until October 19, 2007.

In connection with the Loan, the Company also has agreed that, for so long as the Convertible Notes remain outstanding and held by the Lender, except for certain excepted issuances, the Company will not, without the prior written consent of the Lender, enter into an agreement to issue any individual equity security, convertible debt security or other individual security convertible into the Company’s common stock or equity of the Company at a price that would trigger the anti-dilution provisions set forth in Section 10(d) of the Convertible Notes; provided however, that no consent of the Lender shall be required for the issuance of any convertible security that has an exercise price or conversion price above the conversion price as defined in the Convertible Notes.

In connection with the Loan, the Company further covenanted not to exercise its right arising under any agreement to which the Company and the Lender are parties, to pay any interest, damages or liquidated damages with the delivery of the Company’s common stock, until such time as such “payment in kind” will not cause or result in a violation of the rules and regulations of Nasdaq, including but not limited to those rules limiting the amount of the Company’s common stock that may be issued without filing a pre-approval application with Nasdaq or without obtaining approval of the shareholders of the Company. Accordingly, if and when the Class B Warrant and Continuation Shares are issued to the Lender, the Company expects that, absent stockholder approval, only 145,507 shares of its common stock will be available for issuance to the Lender and Alpha for payment of any interest, damages or liquidated damages arising under any agreement to which the Company, the Lender and Alpha are parties.

The Company, Optex, the Lender and Alpha also have entered into a Collateral Agent Agreement dated July 19, 2007 (the “Collateral Agent Agreement”) appointing S. Michael Rudolph (the “Collateral Agent”) as collateral agent for the benefit of the Lender and Alpha. Under the Collateral Agent Agreement, the Company and Optex have agreed that, with respect to certain government contracts collateral, and notwithstanding anything in any agreement evidencing the Company’s obligations to the Lender and Alpha to the contrary, (a) the Company and Optex will deliver within a reasonable period of time after July 19, 2007, present assignments with respect to certain government contracts collateral (the “Assignments”); and (b) the Collateral Agent will hold the Assignments for the benefit of the Lender and Alpha, and will not deliver the Assignments to the applicable governmental entity until such time as he is instructed to do so by the Lender with a majority in interest of the obligations. Such instructions are not permitted, however, unless and until the Collateral Agent enters into a control agreement on commercially reasonable terms with respect to a depositary account (the “Lockbox Account”) at U.S. Bank (the “Depositary Bank”) into which payments under the relevant government contracts collateral would be made. Such control agreement shall provide that (a) until such time as a default or event of default (other than the Consent Default described above) with respect to the obligations has occurred and is continuing (or until such time as there is an event or occurrence which, with notice or lapse of time or both, would, if not cured or waived, become an event of default), all payments made to the Lockbox Account are payable to the Company, and (b) at such time as a default or event of default (other than the Consent Default described above) with respect to the obligations has occurred and is continuing (or at such time as there is an event or occurrence which, with notice or lapse of time or both, would, if not cured or waived, become an event of default), all payments made to the Lockbox Account are payable to the Collateral Agent on behalf of the Lender and Alpha.

On July 19, 2007, the Lender and Alpha also agreed (the “Letter Agreement”) to extend, until the fifth trading day after the date the Securities and Exchange Commission declares effective the Company’s Registration Statement on Form S-1 originally filed on February 7, 2007, the due date of the interest installments due and payable prior to such date under the that certain Term Loan and Security Agreement dated December 29, 2006 (the “Term Loan Agreement”) and the term notes issued thereunder among the Company, the Lender and Alpha. The foregoing notwithstanding, the Lender and Alpha may at any time upon notice demand payment of such interest installments as set forth in the Term Loan Agreement.

The descriptions of the Loan Agreement, the form of Class B Warrant attached as an exhibit to the Loan Agreement, the Promissory Note, the Acknowledgement, the Optex Unconditional Guaranty, the Consent and Waiver of Alpha, the Collateral Agent Agreement, and the Letter Agreement set forth above are qualified in their entirety by reference to the actual terms of the agreements, which are attached hereto as Exhibits 10.65 through 10.71 and are incorporated herein by reference.

The number of shares of the Company’s common stock outstanding immediately after the closing of the transactions described above was 26,296,191 shares.

Item 2.03.	Creation of a Direct Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 19, 2007, the Company borrowed $2.0 million from the Lender pursuant to the Loan. The Loan is a debt obligation arising other than in the ordinary course of business, which constitutes a direct financial obligation of the Company.

The information regarding the Loan disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Company has determined that, if and when the Class B Warrant (and the shares of underlying common stock) and the Continuation Shares are offered, sold and issued to the Lender, such offer, sale and issuance shall be exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. The Lender has represented that it is and will continue to be an accredited investor, as that term is defined in Regulation D, and that it will acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
10.65	Loan Agreement dated July 19, 2007 by and between the Company and Longview Fund, L.P.

10.66	Secured Promissory Note dated July 19, 2007 issued by the Company and Longview Fund, L.P.

10.67	Omnibus Security Interest Acknowledgement dated July 19, 2007 by and among the Company, its subsidiary Optex Systems, Inc., and Longview Fund, L.P.

10.68	Unconditional Guaranty dated July 19, 2007 by and between the Company’s subsidiary Optex Systems, Inc. and Longview Fund, L.P.

10.69	Consent and Waiver of Alpha Capital Anstalt dated July 19, 2007.

10.70	Collateral Agent Agreement dated July 19, 2007 by and among, the Company, the Company’s subsidiary Optex Systems, Inc., Longview Fund, L.P., Alpha Capital Anstalt and S. Michael Rudolph.

10.71	Alpha Capital and Longview Term Loan Interest Waiver Letter dated July 19, 2007.

10.72	Alpha Capital and Longview Convertible Note Interest Waiver Letter dated July19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2007	IRVINE SENSORS CORPORATION

	By:	/s/ JOHN J. STUART, JR.
John J. Stuart, Jr.
Senior Vice President and Chief Financial Officer